Exhibit 23.4

FANGDA PARTNERS

北京 Beijing·上海 Shanghai·广州 Guangzhou·深圳 Shenzhen·香港 Hong Kong
http://www.fangdalaw.com

中国北京市朝阳区光华路 1号	电子邮件 E-mail: email@fangdalaw.com
嘉里中心北楼 27 楼	电 话 Tel.: 86-10-5769-5600
邮政编码：100020	传 真 Fax: 86-10-5769-5788

27/F, North Tower, Kerry Center
No. 1, Guanghua Road, Chaoyang District
Beijing 100020, PRC

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

March 17, 2023

Dear Sirs,

We hereby consent to (1) the use of and references to our name under the “Summary” and “Risk Factors” sections in the prospectus included in the registration statement on Form S-1 of Faraday Future Intelligent Electric Inc. (the “Company”) and any amendments thereto (the “Registration Statement”); and (2) the filing of this consent as an exhibit to the Registration Statement by the Company.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ Fangda Partners